                                                                    EXHIBIT 4.9

===============================================================================

              10-1/4% Series A Senior Subordinated Notes due 2007

No. 1                                                              $123,765,000

CUSIP No. 493137AB9

                               KEY PLASTICS, INC.

promises to pay to Cede & Co

or registered assigns,

the principal sum of One Hundred Twenty Three Million Seven Hundred Sixty Five Thousand Dollars on March 15, 2007.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

                   Dated: March 24, 1997

                   KEY PLASTICS, INC.

                   By:__________________________
                      Name: E.R. "Skip" Autry
                      Title: Vice President and Chief Financial Officer

                   By:__________________________
                      Name: Mark J. Abbo
                      Title: Treasurer and Assistant Secretary

Trustee's Certificate of Authentication

This is one of the Global
Senior Subordinated Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:__________________________
   Authorized Signatory

===============================================================================

     Unless and until it is exchanged in whole or in part for Senior Subordinated Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE SENIOR SUBORDINATED NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SENIOR SUBORDINATED NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE
     WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

Additional provisions of this Note are set forth on the other side of this Note.

                       (Back of Senior Subordinated Note)

              10-1/4% Series A Senior Subordinated Notes due 2007


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Key Plastics, Inc., a Michigan corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at 10-1/4% per annum from March 24, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Senior Subordinated Notes under an Indenture dated as of March 24, 1997 ("Indenture") among the Company, as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, and the Trustee.

The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company limited to $125,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Senior Subordinated Notes as set forth in Paragraph 2 hereof.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Senior Subordinated Notes shall not be redeemable at the Company's option prior to March 15, 2002. Thereafter, the Senior Subordinated Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

     YEAR                                      PERCENTAGE

     2002 . . . . . . . . . . . . . . . . . . . 105.125%
     2003 . . . . . . . . . . . . . . . . . . . 103.417
     2004 . . . . . . . . . . . . . . . . . . . 101.708
     2005 and thereafter  . . . . . . . . . . . 100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to March 15, 2000, the Company may redeem up to 35% of the aggregate principal amount, of the Senior Subordinated Notes initially issued at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public equity offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of the Senior Subordinated Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public equity offering.

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

     7.  REPURCHASE AT OPTION OF HOLDERS.

     (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment").

     (b) If the Company or any Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in
Section 4.10 of the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Excess Proceeds Offer") to purchase Notes at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Excess Proceeds Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture and Section 4.10, as applicable.

        (c) Holders may tender all or a portion of their Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

        (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

        8. NOTICE OF REDEMPTION. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Notices of redemption may not be conditional. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

        9. SUBORDINATION. The payment of principal of, premium and Liquidated Damages, if any, interest on and all other Obligations in connection with, the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt, which includes (a) all Indebtedness outstanding under the Senior Credit Facility permitted under clauses (ii) and (iii) of the second paragraph of Section 4.09 of the Indenture, (b) any other Indebtedness permitted to be incurred by the Company or any Subsidiary under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes, including, without limitation, any Indebtedness of any Subsidiary to the Company unless such intercompany Indebtedness expressly provides that it is subordinated to the Senior Subordinated Notes and (c) all Obligations with respect to the foregoing as described in clauses (a) and (b) above, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition of bankruptcy at the ratio provided in the relevant document, whether or not an allowed claim. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture. The Company agrees, and each Holder by accepting a Senior Subordinated Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

        10. SUBSIDIARY GUARANTEES. The Company's payment obligations under the Notes are jointly and severally unconditionally guaranteed by the Guarantors. The Subsidiary Guarantees of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt.

        11. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture.
The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        12. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

        13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Senior Subordinated Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes), and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes maybe waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes). Without the consent of any Holder of a Senior Subordinated Note, the Indenture or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for
30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the provisions of Article 10 of the Indenture) (iii) failure by the Company to comply with Section 4.10 and 4.15 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with certain other agreements in the Indenture or this Senior Subordinated Note; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary
Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes of any continuing
Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

        16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Senior Subordinated Notes, the Subsidiary Guarantee or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note and the Subsidiary Guarantees waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

        17. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of March 24, 1997, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Key Plastics, Inc.
                21333 Haggerty Road
                Suite 200
                Novi, Michigan 48375
                Attention: Chief Executive Officer

                                ASSIGNMENT FORM

To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to


                 (Insert assignee's soc. sec. or tax I.D. no.)




             (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:


                                Your Signature:
                            (Sign exactly as your name appears on the face
                                   of this Senior Subordinated Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

        /  /  Section 4.10              /  / Section 4.15

        If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $ _____________

Date:                               Your Signature:
                                (Sign exactly as your name appears on the Senior Subordinated Note)

                                    Tax Identification No.: _________________

Signature Guarantee.

        SCHEDULE OF EXCHANGES OF DEFINITIVE SENIOR SUBORDINATED NOTE(1)

        The following exchanges of a part of this Global Senior Subordinated Note for Definitive Senior Subordinated Notes have been made:

                                                                   Principal Amount of this          Signature of
                  Amount of decrease in    Amount of increase in        Global Senior           authorized officer of
                   Principal Amount of      Principal Amount of       Subordinated Note           Trustee or Senior
                    this Global Senior      this Global Senior     following such decrease        Subordinated Note
Date of Exchange     Subordinated Note      Subordinated Note            (or increase)                Custodian
----------------     -----------------      -----------------      -----------------------      ---------------------




----------------

             10-1/4% Series A Senior Subordinated Notes due 2007


No. 1                                                               $350,000

CUSIP No. 493137AC7

                              KEY PLASTICS, INC.


promises to pay to Cede & Co

or registered assigns,

the principal sum of Three Hundred Fifty Thousand Dollars on March 15, 2007.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

                              Dated:  March 24, 1997

                              KEY PLASTICS, INC.

                           By:_____________________________
                              Name:   E.R. "Skip" Autry
                              Title:  Vice President and Chief Financial Officer



                           By:_____________________________
                              Name:   Mark J. Abbo
                              Title:  Treasurer and Assistant Secretary


Trustee's Certificate of Authentication

This is one of the Global
Senior Subordinated Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:________________________________
   Authorized Signatory

       (Face of Regulation S Temporary Global Senior Subordinated Note)

             10-1/4% Series A Senior Subordinated Notes due 2007

No. 1                                                                $885,000

CUSIP No. U49135AA1

                              KEY PLASTICS, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of Eight Hundred and Eighty Five Thousand Dollars on March 15, 2007.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

                          Dated:  March 24, 1997


                          KEY PLASTICS, INC.


                       By:_________________________
                          Name:  E.R. "Skip" Autry
                          Title: Vice President and Chief Financial Officer


                       By:_________________________
                          Name:  Mark J. Abbo
                          Title: Treasurer & Assistant Secretary


Trustee's Certificate of Authentication

This is one of the Global
Senior Subordinated Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:___________________________
   Authorized Signatory

       (Back of Regulation S Temporary Global Senior Subordinated Note)

             10-1/4 % Series A Senior Subordinated Note due 2007


        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY
(55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED
BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE SENIOR SUBORDINATED NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2), BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SENIOR SUBORDINATED NOTES.

        THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

        NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON PRIOR TO THE EXCHANGE OF THIS SENIOR SUBORDINATED NOTE FOR A REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE AS CONTEMPLATED BY THE INDENTURE.

        Subject to the provisions hereof, Key Plastics, Inc., a Michigan corporation, (the "Company"), promises to pay to Cede & Co. the principal sum of Eight Hundred Eighty Five Thousand Dollars UNITED STATES DOLLARS (U.S. $885,000 on March 15, 2007, and to pay interest on the principal amount of this Senior Subordinated Note beginning March 24, 1997 at the rate of 10-1/4% per annum. Interest shall be payable in cash semi-annually in arrears on March 15 and September 15 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 1997. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        This Regulation S Temporary Global Senior Subordinated Note is issued in respect of an issue of 10-1/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") of the Company, limited to the aggregate principal amount of U.S. $125.0 million issued pursuant to an Indenture (the "Indenture") dated as of March 24, 1997, by and among the Company, as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Senior Subordinated Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

        Until this Regulation S Temporary Global Senior Subordinated Note is exchanged for Regulation S Permanent Global Senior Subordinated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon although interest will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Senior Subordinated Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

        This Regulation S Temporary Global Senior Subordinated Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Senior Subordinated Notes or Rule 144A Global Senior Subordinated Notes only
(i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Senior Subordinated Note for one or more Regulation S Permanent Global Senior Subordinated Notes or Rule 144A Global Senior Subordinated Notes, the Trustee shall cancel this Regulation S Temporary Global Senior Subordinated Note.

        This Regulation S Temporary Global Senior Subordinated Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Senior Subordinated Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

           SCHEDULE OF EXCHANGES FOR GLOBAL SENIOR SUBORDINATED NOTES

The following exchanges of a part of this Regulation S Temporary Global Senior Subordinated Note for other Global Senior Subordinated Notes have been made:

                                                                         Principal Amount of this       Signature of
                    Amount of decrease in      Amount of increase in          Global Senior         authorized officer of
                      Principal Amount            Principal Amount          Subordinated Note         Trustee or Senior
                       of this Global              of this Global        following such decrease      Subordinated Note
Date of Exchange   Senior Subordinated Note   Senior Subordinated Note        (or increase)               Custodian
----------------   ------------------------   ------------------------   ------------------------   ---------------------